UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On July 16, 2026, FingerMotion, Inc. (the “Company”) issued a news release to report its financial results for the first quarter of fiscal year 2027 for the period ended May 31, 2026. The information regarding the financial results for the first fiscal quarter ended May 31, 2026 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On July 16, 2026, the Company issued a news release to report its financial results for the first quarter of fiscal 2027 for the period ended May 31, 2026. To review the full financial results, please view the Company’s recent 10-Q filing at www.sec.gov/edgar/search or on the Company’s website at https://www.fingermotion.com/investor-relations/sec-filings/all, which should be read in connection with this news release.

Q1 2027 Financial Summary (results expressed in US$ unless otherwise indicated):

•	Reported quarterly revenue of $650,089 which was a decrease of $7,808,654 in revenues of 92% compared to Q1 2026. The decrease was primarily due to lower revenue in its Telecommunications Products & Services business;
•	Reported Telecommunications Products and Services revenue of $502,672 in Q1 2027, compared to approximately $8,311,354 in Q1 2026, which was a decrease of $7,808,582 or 94% compared to Q1 2026;
•	Reported Marketplace Platform and Digital Commerce Infrastructure Solutions revenue of $11,939 in Q1 2027, compared to $10,938 in Q1 2026, which was up 9% from Q1 2026;
•	Reported Advanced Technology and Platform Solutions revenue of $135,478 in Q1 2027, compared to $109,241 in Q1 2026, which was up 24% compared to Q1 2026;
•	Reported Data and Analytics Platform Solutions revenue of $0 in Q1 2027, which was a decrease of $27,310 or 100% compared to Q1 2026.
•	Reported quarterly cost of revenue of $441,611, which was a decrease of $7,864,611 or 95% compared to Q1 2026;
•	Reported gross profit of $208,478, compared to $152,521 in Q1 2026, which was an increase of $55,957 or 37% compared to Q1 2026;
•	Reported operating expenses of $2,1412,559 in Q1 2027, compared to $2,141,451 in Q1 2026, which was an increase of $1,108 or 0.1%;

•	Reported quarterly loss of $2.00 million which was a decrease of $8,229 or 0.4% compared to Q1 2026;
•	Basic and Diluted loss per share of $0.03 versus a loss per share of $0.04 for Q1 2026;
•	On May 31, 2026, FingerMotion had $987,391 in cash, a working capital surplus of $4,381,852 and a positive shareholders equity of $13,329,467;
•	Total Assets were $61.90 million, Total Current Liabilities were $48.55 million and Total Liabilities were $48.57 million;
•	61,281,308 common shares were issued and outstanding as of May 31, 2026.

“During the quarter, we were pleased to see improved profitability metrics despite a sharp decline in lower-margin transaction revenue,” said CEO Martin Shen. “The Company’s gross profit and gross margin both improved year over year, reflecting a more favorable revenue mix and better cost discipline. Our discipline was reflected in the balance sheet with positive working capital and shareholders’ equity, which provides additional financial flexibility as management continues to execute on its platform strategy.”

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated July 16, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: July 16, 2026	By:	/s/ Martin J. Shen
Martin J. Shen CEO and Director